# Yichien Yeh, CPA

*21738 51st AVENUE • OAKLAND GARDENS, NY 11364 • TEL (646) 243-0425 • FAX (646) 389-0987*

October 12, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated September 17, 2016 of Global Fashion Technologies, Inc. and are in agreement with the statements contained therein as they pertain to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

Yichien Yeh, CPA